Exhibit 99.1

KCS: Ashley Thorne, 816-983-1530, athorne@kcsouthern.com

Kansas City Southern Reports Record Third Quarter 2017 Operating Income and Operating Ratio

Third Quarter 2017 Results

•	Third quarter revenues of $657 million, an increase of 9% from third quarter 2016 on a 3% increase in carloads

•	Record third quarter operating income of $234 million, representing a 17% increase from third quarter 2016

•	Operating ratio of 64.4%, a third quarter record and an improvement of 2.5 points from third quarter 2016

•
Third quarter diluted earnings per share of $1.23, an increase of 10% compared to third quarter 2016. Adjusted diluted earnings per share of $1.35, a third quarter record and an increase of 21% compared to third quarter 2016

Kansas City, Mo., October 20, 2017. Kansas City Southern (KCS) (NYSE:KSU) reported third quarter 2017 revenues of $657 million, representing an overall increase of 9% with year over year growth from all six business units. Carload volumes increased 3% compared to third quarter 2016.

Operating expenses in the third quarter were $423 million, 4% higher than 2016. Operating income was a third quarter record at $234 million, an increase of 17% from the third quarter 2016.

KCS reported a record third quarter operating ratio of 64.4%, a 2.5 point improvement over third quarter 2016. Reported net income in the third quarter of 2017 totaled $130 million, or $1.23 per diluted share, compared with $121 million, or $1.12 per diluted share, in the third quarter of 2016. Excluding the impacts of foreign exchange rate fluctuations, adjusted diluted earnings per share for third quarter 2017 was $1.35 compared to $1.12 in third quarter 2016, representing a third quarter record.

“KCS’ third quarter financial results were strong, even with the impact of Hurricane Harvey on KCS’ U.S. Gulf Coast and cross-border traffic in August and September,” stated President and Chief Executive Officer Patrick J. Ottensmeyer. “Despite the severity of the storm and widespread flooding, we recovered quickly from the extended service outage, delivering record third quarter operating income, operating ratio and adjusted earnings per share.

“Our recovery was a testament to KCS’ operations personnel, who worked tirelessly during and after the storm to restore our network. We also want to thank our rail partners for their cooperation, as we worked together during this period to minimize the impact of the outage on our customers.”

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to
Adjusted Diluted Earnings per Share	Three Months Ended September 30, 2017
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$211.9	$82.0	$129.9	$1.23
Adjustments for:
Foreign exchange gain	(0.8)	(0.2)	(0.6)	—
Foreign exchange component of income taxes	—	(12.9)	12.9	0.12
Adjusted	$211.1	$68.9	142.2
Less: Noncontrolling interest and preferred
stock dividends			(0.7)
Adjusted net income available to common
stockholders - see (a) below			$141.5	$1.35

	Three Months Ended September 30, 2016
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$158.3	$37.3	$121.0	$1.12
Adjustments for:
Foreign exchange loss	19.8	5.9	13.9	0.13
Foreign exchange component of income taxes	—	14.1	(14.1)	(0.13)
Adjusted	$178.1	$57.3	120.8
Less: Noncontrolling interest and preferred
stock dividends			(0.5)
Adjusted net income available to common
stockholders - see (a) below			$120.3	$1.12

(a)
The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company’s performance for different periods on a more comparable basis by excluding the impact of changes in foreign currency exchange rates. The income tax expense impacts related to these adjustments are calculated at the applicable statutory tax rate.

Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS' North American rail holdings and strategic alliances are primary components of a railway network, linking the commercial and industrial centers of the U.S., Mexico and Canada.  More information about KCS can be found at www.kcsouthern.com

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur.  Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof.  Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; availability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic, political and social conditions; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business.  More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 1-4717) and subsequent reports.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements to reflect future events or developments.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues	$656.6	$604.5	$1,922.5	$1,735.7
Operating expenses:
Compensation and benefits	129.0	127.9	371.6	347.0
Purchased services	46.3	54.5	146.5	159.1
Fuel	80.1	67.6	234.4	186.0
Mexican fuel excise tax credit	(11.1)	(15.6)	(35.6)	(49.6)
Equipment costs	30.9	32.0	93.3	85.9
Depreciation and amortization	81.9	76.9	241.6	226.9
Materials and other	65.7	61.4	186.9	172.8
Total operating expenses	422.8	404.7	1,238.7	1,128.1
Operating income	233.8	199.8	683.8	607.6
Equity in net earnings of affiliates	2.8	3.5	9.7	10.4
Interest expense	(25.2)	(25.2)	(74.9)	(73.2)
Foreign exchange gain (loss)	0.8	(19.8)	61.8	(47.3)
Other income (expense), net	(0.3)	—	0.7	(0.5)
Income before income taxes	211.9	158.3	681.1	497.0
Income tax expense	82.0	37.3	269.6	147.4
Net income	129.9	121.0	411.5	349.6
Less: Net income attributable to noncontrolling interest	0.6	0.4	1.2	1.1
Net income attributable to Kansas City Southern and subsidiaries	129.3	120.6	410.3	348.5
Preferred stock dividends	0.1	0.1	0.2	0.2
Net income available to common stockholders	$129.2	$120.5	$410.1	$348.3

Earnings per share:
Basic earnings per share	$1.24	$1.12	$3.89	$3.23
Diluted earnings per share	$1.23	$1.12	$3.88	$3.23

Average shares outstanding (in thousands):
Basic	104,324	107,621	105,297	107,800
Potentially dilutive common shares	354	191	285	199
Diluted	104,678	107,812	105,582	107,999

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Third Quarter 2017 and 2016

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Third Quarter		%	Third Quarter		%	Third Quarter		%
	2017	2016	Change	2017	2016	Change	2017	2016	Change

Chemical & Petroleum
Chemicals	$57.0	$53.7	6%	26.4	27.8	(5%)	$2,159	$1,932	12%
Petroleum	47.6	35.8	33%	23.4	19.3	21%	2,034	1,855	10%
Plastics	32.3	34.8	(7%)	17.8	18.7	(5%)	1,815	1,861	(2%)
Total	136.9	124.3	10%	67.6	65.8	3%	2,025	1,889	7%

Industrial & Consumer Products
Forest Products	64.3	64.4	—	29.5	29.7	(1%)	2,180	2,168	1%
Metals & Scrap	58.9	53.5	10%	30.1	30.8	(2%)	1,957	1,737	13%
Other	29.3	22.6	30%	22.7	18.7	21%	1,291	1,209	7%
Total	152.5	140.5	9%	82.3	79.2	4%	1,853	1,774	4%

Agriculture & Minerals
Grain	68.6	64.8	6%	36.4	36.1	1%	1,885	1,795	5%
Food Products	34.7	36.4	(5%)	14.9	16.5	(10%)	2,329	2,206	6%
Ores & Minerals	5.8	4.9	18%	6.7	5.9	14%	866	831	4%
Stone, Clay & Glass	6.9	7.3	(5%)	3.2	3.2	—	2,156	2,281	(5%)
Total	116.0	113.4	2%	61.2	61.7	(1%)	1,895	1,838	3%

Energy
Utility Coal	46.0	43.6	6%	49.6	52.9	(6%)	927	824	13%
Coal & Petroleum Coke	9.4	10.7	(12%)	13.9	17.3	(20%)	676	618	9%
Frac Sand	13.8	6.0	130%	8.6	4.6	87%	1,605	1,304	23%
Crude Oil	5.3	2.5	112%	4.6	3.1	48%	1,152	806	43%
Total	74.5	62.8	19%	76.7	77.9	(2%)	971	806	20%

Intermodal	92.3	88.6	4%	249.5	240.6	4%	370	368	1%

Automotive	61.4	51.4	19%	39.1	36.5	7%	1,570	1,408	12%

TOTAL FOR COMMODITY GROUPS	633.6	581.0	9%	576.4	561.7	3%	$1,099	$1,034	6%

Other Revenue	23.0	23.5	(2%)

TOTAL	$656.6	$604.5	9%

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Year to Date September 30, 2017 and 2016

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Year to Date		%	Year to Date		%	Year to Date		%
	2017	2016	Change	2017	2016	Change	2017	2016	Change

Chemical & Petroleum
Chemicals	$167.6	$154.6	8%	81.7	81.4	—	$2,051	$1,899	8%
Petroleum	137.2	111.1	23%	69.9	62.1	13%	1,963	1,789	10%
Plastics	97.4	98.3	(1%)	54.2	54.3	—	1,797	1,810	(1%)
Total	402.2	364.0	10%	205.8	197.8	4%	1,954	1,840	6%

Industrial & Consumer Products
Forest Products	190.0	189.6	—	88.4	88.9	(1%)	2,149	2,133	1%
Metals & Scrap	170.5	160.0	7%	91.0	94.3	(3%)	1,874	1,697	10%
Other	80.7	68.4	18%	66.4	57.2	16%	1,215	1,196	2%
Total	441.2	418.0	6%	245.8	240.4	2%	1,795	1,739	3%

Agriculture & Minerals
Grain	207.9	193.2	8%	109.7	108.8	1%	1,895	1,776	7%
Food Products	111.1	109.6	1%	46.9	50.0	(6%)	2,369	2,192	8%
Ores & Minerals	14.9	14.2	5%	17.1	16.2	6%	871	877	(1%)
Stone, Clay & Glass	21.8	21.5	1%	9.9	9.6	3%	2,202	2,240	(2%)
Total	355.7	338.5	5%	183.6	184.6	(1%)	1,937	1,834	6%

Energy
Utility Coal	127.8	85.7	49%	132.5	110.9	19%	965	773	25%
Coal & Petroleum Coke	30.7	27.9	10%	46.3	46.6	(1%)	663	599	11%
Frac Sand	38.5	16.9	128%	24.5	13.6	80%	1,571	1,243	26%
Crude Oil	17.0	11.5	48%	14.7	11.4	29%	1,156	1,009	15%
Total	214.0	142.0	51%	218.0	182.5	19%	982	778	26%

Intermodal	266.4	265.1	—	716.6	712.0	1%	372	372	—

Automotive	170.2	137.0	24%	114.6	94.4	21%	1,485	1,451	2%

TOTAL FOR COMMODITY GROUPS	1,849.7	1,664.6	11%	1,684.4	1,611.7	5%	$1,098	$1,033	6%

Other Revenue	72.8	71.1	2%

TOTAL	$1,922.5	$1,735.7	11%